Exhibit 10.22

                 Independent Directors' Compensation Arrangement

      Through December 31, 2001, the Company's Independent Directors received compensation for serving on the Board of Directors payable in shares of the Company's common stock or a combination of shares of common stock and cash under the Company's 1996 Independent Directors' Stock Plan, as amended (the "Independent Directors' Stock Plan). In September of 2002 the Compensation Committee of the Board of Directors decided to terminate the Independent Directors Stock Plan as a stand-alone plan and to instead issue shares of the Company's common stock under the Independent Directors Stock Plan pursuant to the 2001 Incentive Stock Plan. During fiscal 2002, each Independent Director was entitled to compensation of $2,500 per quarter and $500 for each meeting attended by such Independent Director under the Independent Director's Stock Plan. In 2002, in connection with the reduction of shares subject to the option granted under the Regular Grant (as defined below) to Independent Directors the Compensation Committee of the Board of Directors approved resolutions authorizing a change, effective for the quarter ended March 31, 2002 and for each quarter thereafter, to the Independent Director's compensation (the "Independent Director's Compensation Arrangement") to include the payment of $500 for committee meetings attended by the Independent Directors which are held on a day when no Board of Directors meeting is held. Under the Independent Directors' Compensation Arrangement the Independent Directors are entitled to elect to receive up to 50% of the fees payable under the Independent Directors' Compensation Arrangement in cash, with the remainder of the fees to be paid in shares of the Company's common stock. Fees payable and shares issuable under the Independent Director's Compensation Arrangement are paid annually at the end of the calendar year. The number of shares issued will be based on the last reported sale price of a share of common stock on the Nasdaq National Market at the end of the quarter for which fees are payable.

      Through January 2, 2002, Independent Directors received annual stock option grants under the Company's Non-Qualified Stock Option Plan pursuant to a formula that was approved by stockholders. Under the formula, each of the Independent Directors automatically received an option to purchase 10,000 shares of Common Stock annually on January 2 (the "Regular Grant"). Newly elected directors also received an option to purchase 10,000 shares of Common Stock (the "Initial Election Grant") on the date of each Independent Director's initial election to the Board. In addition, each newly-elected Independent Director automatically received an option to purchase such Independent Director's pro rata share of the Regular Grant for the year in which such Independent Director was initially elected to the Board, which equals the product of 833 multiplied by the number of whole months remaining in the year until the next Regular Grant (the "Pro Rata Grant"). In December 2001, the stockholders approved the Company's 2001 Incentive Stock Plan and in September 2002 the Compensation Committee of the Board of Directors voted to stop making the annual formula grants of stock options to Independent Directors under the Non Qualified Plan and to instead make such annual formula grants of stock options to the Independent Directors under the 2001 Incentive Stock Plan commencing as of January 2, 2003. In addition, in September of 2002 the Compensation Committee of the Board of Directors decided to change the number of shares subject to the option granted as the Regular Grant from 10,000 to 5,000. As a result the multiplier used to determine the number of shares subject to the option granted as a Pro Rata Grant subsequent to January 2, 2003 was changed from 833 to 417. The number of shares subject to the option granted as an Initial Election Grant remained at 10,000.

      The options granted as a Regular Grant vest and become exercisable on the January 1st following the date of grant. The options, granted pursuant to a Pro Rata Grant, vest and become exercisable on the January 1st following such Independent Director's initial election to the Board. The options granted pursuant to an Initial Election Grant vest and become exercisable as to 5,000 shares one year after the date of grant; and as to 5,000 shares two years after the date of grant. The per share exercise price of options granted pursuant to the formula is equal to the fair market value of the Common Stock on the date of grant.


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